Exhibit 32.2

Certification by Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Report”) of 21Shares Core Ethereum ETF (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Ophelia Snyder, the President of 21Shares US LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 12, 2024	By	/s/ Ophelia Snyder
	Name:	Ophelia Snyder
	Title:	Principal Financial Officer and Principal Accounting Officer
21Shares US LLC,
Sponsor of 21Shares Core Ethereum ETF